Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

GOLD ROYALTY CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Equity	Common shares, without par value	457(c)	62,857,143	$1.53	$96,171,428.79	$0.00014760	$14,194.90

Fees Previously Paid
Carry Forward Securities

Carry Forward Securities

				Total Offering Amounts		$96,171,428.79		$14,194.90

				Total Fees Previously Paid				$-

				Total Fee Offsets				$-

				Net Fee Due				$14,194.90

(1)	Estimated solely for the purpose of calculating the registration fee. The number of common shares, no par value per share, being registered hereby includes (i) up to 21,052,632 common shares initially issuable upon the conversion of those certain 10.0% 2023 Unsecured Convertible Debentures (the “Debentures”) that each of Queen’s Road Capital Investment Ltd. (“QRC”) and Taurus Mining Royalty Fund L.P., a fund managed by Taurus Funds Management Pty Limited (collectively, “Taurus” and, together with QRC, the “Subscribers”) subscribed to, at an initial conversion price of $1.90 per share, (ii) up to 1,804,511 additional common shares issuable upon the Subscribers’ exercise of their conversion right at a special conversion price of $1.75 per share, subject to the conditions described in that certain trust indenture between the Company and Odyssey Trust Company, as trustee, dated as of December 15, 2023, which governs the Debentures, and (iii) up to 40,000,000 common shares, which is a reasonable good-faith estimate of the maximum number of common shares that the registrant believes are issuable as a payment of interest on the Debentures, at a price equal to the twenty (20) consecutive trading days ending three (3) trading days preceding each date on which an installment of interest owing on the outstanding principal amount of a Debenture is due and payable.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)	Based on the average of the high and low prices of the common shares of the Registrant on December 27, 2023 on the NYSE American LLC, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act.

(4)	The Registrant will not receive any proceeds from the sale of its common shares by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-3.